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                                                                     EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                             CORE INTEGRATION, INC.

         I THE UNDERSIGNED natural person of the age of 21 years or more, acting as incorporator of a corporation under the Private Corporations provisions of 78-010, et seq., NEVADA REVISED STATUTES, (hereinafter referred to as the "N.R.S."), adopt the following Articles of Incorporation for such Corporation:

                                    ARTICLE I

                                      NAME

         The name of the Corporation is CORE INTEGRATION, INC.

                                   ARTICLE II

                                PRINCIPAL OFFICE

         The initial principal office of the Corporation shall be located at 216 South Fourth Street, Las Vegas, Nevada, 89106, and/or such other place as the directors shall designate.

                                   ARTICLE III

                                    DURATION

         The period of duration of the Corporation is perpetual.

                                   ARTICLE IV

                               PURPOSES AND POWERS

         The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America, and without limiting the generality of the foregoing, specifically, to have and to exercise all the powers now or hereafter conferred by the laws




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of the State of Nevada upon corporations organized and any and all acts amendatory thereof and supplemental thereto.

                                    ARTICLE V

                                AUTHORIZED SHARES

         The aggregate number of shares which the Corporation shall have authority to issue is 25,000,000 shares, having a par value of $0.001 (1 mill) per share. The stock shall be designated as Class "A" voting common stock and shall have the same rights and preferences. The common stock shall not be divided into classes and may not be issued in series. Fully paid stock of this Corporation shall not be liable for any further call or assessment. The total capitalization of the Corporation shall be $25,000.

                                   ARTICLE VI

                               PRE-EMPTIVE RIGHTS

         No stockholder of the Corporation shall, because of his ownership of stock, have a pre-emptive or other right to purchase, subscribe for or take part of any of the notes, debentures, bonds or other securities convertible into or carrying options for warrants to purchase stock of the Corporation issued, optioned or sold by it after its incorporation, except as may be otherwise stated in these Articles of Incorporation or by an amended certificate of said Articles duly filed, may at any time be issued, optioned for sale and sold or disposed of by the Corporation pursuant to the resolution of its Board of Directors to such person, persons or organizations and upon such terms as may to such Board of Directors seem proper, without first offering such stock

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or securities or any part thereof to existing stockholders, except as required in Article V of these Articles of Incorporation.

                                   ARTICLE VII

                                VOTING OF SHARES

         Each outstanding share of the class "A" common stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders. Each shareholder shall be entitled to vote his or its shares in person or by proxy, executed in writing by such shareholder or by its duly authorized attorney in fact. At each election for directors, every shareholder entitled to vote at such election shall have the right to vote in person or by proxy, the number of shares owned by him or it for as many persons as there are directors to be elected and for whose election he or it has the right to vote, but the shareholder shall have no right, whatsoever, to accumulate his or its votes with regard to such election.

                                  ARTICLE VIII

                                    DIRECTORS

         The governing board of this Corporation shall be called directors, and the number of directors may from time to time be specified by the By-laws of the Corporation at not less than one, nor more than fifteen. When the By-laws do not specify the number of directors, the number of directors shall be three (3), or equal to the number of shareholders should there be less than three initial shareholders. The name of the initial director, being also the incorporator and sole shareholder is:

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   NAME                                 ADDRESS
   ----                                 -------

   LESLIE H. SHAW          3760 So. Highland Dr. #300, Salt Lake City, UT 84106

which director shall hold office until the first meeting of the shareholders of the Corporation and until his or her successors have been duly elected and qualified. Directors need not be residents of the State of Nevada or shareholders of the Corporation.

                                   ARTICLE IX

                                  INCORPORATOR

         The name and address of the sole incorporator and sole initial shareholder of this Corporation is:

   NAME                                 ADDRESS
   ----                                 -------

   LESLIE H. SHAW          3760 So. Highland Dr. #300, Salt Lake City, UT 84106

         Dated this 8th day of February, 1990.

                                                 /s/  Leslie H. Shaw
                                               --------------------------------
                                               Incorporator

STATE OF UTAH      )
                   ) SS:
COUNTY OF SALT LAKE)

         Personally appeared before me this 8th day of February, 1990, Leslie H. Shaw, signer of the foregoing instrument who being by me first duly sworn, declared that she is the person who signed the foregoing as incorporator and that the statements contained therein are true.

                                                  /s/ Krista Castleton
                                                --------------------------------
                                                Notary Public
                                                        Residing in:  Salt Lake

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              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                             CORE INTEGRATION, INC.

         We, the undersigned George C. Zilba, President, and Logan Anderson, Secretary of Core Integration, Inc., do hereby certify:

         That the Board of shareholders of said corporation at a meeting duly convened, held on the 10th day of July, 1995, adopted a resolution to amend the original articles as follows:

         Article I is hereby amended to read as follows:

         The name of the Corporation is Noram Gaming and Entertainment, Inc.

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 1,000,000; that the said change and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                              /s/  George C. Zilba
                                            -----------------------------------
                                            GEORGE C. ZILBA

                                              /s/  Logan Anderson
                                            -----------------------------------
                                            LOGAN ANDERSON

STATE OF OHIO     )
                  ) ss:
COUNTY OF LUCAS   )

         On July 18, 1995, personally appeared before me, a Notary Public, George C. Zilba, who acknowledged that he executed the above instrument.

                                              /s/  Jeffrey C. Zilba
                                            -----------------------------------
                                            NOTARY PUBLIC

STATE OF ARIZONA     )
                     ) ss:
COUNTY OF MARICOPA   )

         On July 19, 1995, personally appeared before me, a Notary Public, Logan Anderson, who acknowledged that he executed the above instrument.

                                              /s/  Gail L. Ward
                                            -----------------------------------
                                            NOTARY PUBLIC

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